Exhibit 1.01

EXHIBIT 1.01 – CONFLICT MINERALS REPORT

China Mobile Limited

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report for China Mobile Limited (together with its consolidated subsidiaries, “China Mobile,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2015 (the “Reporting Period”).

I.	Background

A.	Identification of Products Containing Conflict Minerals

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the United States Securities and Exchange Commission (“SEC”) thereunder (collectively, the “Conflict Minerals Rule”) impose disclosure and due diligence requirements on SEC-reporting issuers that manufacture or contract to manufacture products that contain “conflict minerals” that are necessary to the functionality or production of those products. Conflict minerals are defined under the Conflict Minerals Rule to include tin, tantalum, tungsten and gold.

China Mobile is a telecommunications services provider, operating mainly in the People’s Republic of China. In its ordinary course of business, China Mobile and its subsidiaries engage in the sale of certain telecommunications equipment and terminals (“Products”). No Products are manufactured by China Mobile, but some Products are contracted by China Mobile Group Device Company Limited (“China Mobile Device”), a wholly-owned subsidiary of China Mobile, to be manufactured by third parties. See “Product Description”. China Mobile has determined that “conflict minerals” (also referred to herein as “3TG”) are necessary to the functionality or production of certain Products contracted by China Mobile to be manufactured, on or after January 1, 2015.

B.	Reasonable Country of Origin Inquiry

China Mobile has conducted an inquiry that was designed to determine whether any of the 3TG in Products originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country as defined in the instructions to Form SD (collectively together with the DRC, the “Covered Countries”) or is from recycled or scrap sources. If, based on such inquiry, China Mobile knows or has reason to believe that any of the necessary conflict minerals contained in Products originated or may have originated in a Covered Country, and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, China Mobile will conduct due diligence to determine if the necessary conflict minerals contained in those Products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. Products which do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free” by China Mobile after conducting its due diligence. As China Mobile is a downstream supplier of finished products and does not purchase from, and has no established commercial relationships with, smelters or refiners of conflict minerals, China Mobile’s reasonable country of origin inquiry (“RCOI”) focused on its direct suppliers. China Mobile was able to identify all of its direct suppliers of Products containing 3TG that have been contracted by China Mobile to be manufactured by third parties. There were five such direct suppliers during the Reporting Period.

For the RCOI survey, China Mobile adopted the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) published by the Conflict-Free Sourcing Initiative (“CFSI”). China Mobile sent the template to the five identified direct suppliers and received responses from all five suppliers. China Mobile further compared the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the list of smelters that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) of CFSI (“CFSP-compliant Smelter List”) to determine whether any of the conflict minerals might originate in a Covered Country. From the result of the RCOI survey, we did not obtain knowledge that any conflict minerals used in Products originated in a Covered Country and are not from recycled or scrap sources, but there was a risk that conflict minerals used in Products may have originated in a Covered Country and that they may not be from recycled or scrap sources. Accordingly, as required by Item 1.01(c) of Form SD, we conducted due diligence on the source and chain of custody of the conflict minerals contained in Products supplied to us by our direct suppliers for the Reporting Period.

II.	Due Diligence

A.	Design of Due Diligence

China Mobile has undertaken measures to exercise due diligence on the source and chain of custody of the 3TG in Products. China Mobile’s conflict minerals due diligence measures are being designed in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013) (the “OECD Guidance”), an internationally recognized due diligence framework, as applicable for tin, tantalum, tungsten, gold and “downstream companies,” as such term is defined in the OECD Guidance.

The OECD Guidance sets forth the following five steps for establishing a responsible supply chain: (i) establishing strong company management systems, (ii) identifying and assessing risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third party audit of supply chain due diligence at identified points in the supply chain, and (v) reporting annually on supply chain due diligence.

B.	Due Diligence Measures

(i)	Establish strong company management systems:

a.	China Mobile adopted a Policy for a Responsible Supply chain of Conflict Minerals as well as guidelines for conflict minerals due diligence procedures in 2016. The policy sets forth China Mobile’s goal to procure and use materials free from conflict minerals originated from Covered Countries and to achieve such goal by conducting source-tracing supply chain inquiries and strengthening cooperation with suppliers. The guidelines lay out certain detailed steps and specific measures China Mobile is required to undertake to carry out conflict minerals due diligence.

b.	Since February 2016, the discipline, inspection and audit department of China Mobile Device has become a member of the conflict minerals working group and led the relevant due diligence work in order to streamline the conflict minerals due diligence procedures. In addition, since February 2016, conflict minerals research briefings have become part of the regular agenda at the general managers’ meeting and the reports of briefings are submitted regularly for the review and approval by the management of China Mobile Device. China Mobile also intends to establish an internal committee for conflict minerals in 2016. The internal committee for conflict minerals will comprise individuals from various areas within the company, including personnel from China Mobile’s Legal Department and personnel involved in China Mobile’s supply chain processes, and will supervise and enforce the supply chain due diligence process.

c.	China Mobile gathers information using the CFSI Conflict Minerals Reporting Template sent to its direct suppliers to determine the chain of custody of 3TG contained in Products.

d.	China Mobile Device communicated and will continue to communicate to its suppliers that China Mobile based on its policy does not purchase nor support use of conflict minerals originated in Covered Countries, and required its suppliers not to purchase conflict minerals originated in Covered Countries and to commit to extend such requirement to their suppliers. Since June 2015, China Mobile Device has incorporated a term on conflict minerals into the standard template for supplier contracts and all the supplier contracts China Mobile Device entered into after June 2015 include and will include such a term whereby the suppliers represent that their products and packaging do not contain any conflict minerals originated in any Covered Country.

e.	China Mobile communicated with and educated China Mobile group companies and suppliers regarding the SEC conflict minerals disclosure requirements and China Mobile’s conflict minerals policy. China Mobile will also communicate its guidelines for conflict minerals due diligence procedures to China Mobile group companies.

(ii)	Identify and assess risks in the supply chain:

a.	China Mobile Device is an entity engaging in the procurement and distribution of mobile telephones, tablets and other devices. China Mobile has requested the direct suppliers from which China Mobile Device procured any Product containing 3TG that have been contracted by China Mobile to be manufactured by third parties to respond to the supply chain survey.

b.	China Mobile adopted the Conflict Minerals Reporting Template published by CFSI for purposes of the supply chain survey. China Mobile followed up with direct suppliers to obtain complete responses to the supply chain survey, verified the collected responses, and inquired about any discrepancies in the response provided. The status of the supply chain survey and due diligence has been reported to China Mobile’s Legal Department, which is considering actions to mitigate the supply chain risks identified, such as those described in “– Risk Mitigation Steps China Mobile Will Take”. In assessing the risk to its supply chain, China Mobile concluded that because suppliers of certain Products containing 3TG provided incomplete information regarding metal origins and conflict-free sourcing, there was risk that the 3TG may have originated in the Covered Countries and may not have originated from recycled or scrap sources.

(iii)	Design and implement a strategy to respond to identified risks:

a.	In accordance with China Mobile’s guidelines for conflict minerals due diligence procedures, findings of the supply chain risk assessment are reported to the designated senior management of China Mobile.

b.	To evaluate and respond to identified risks, China Mobile relies on the suppliers’ responses to the Conflict Minerals Reporting Template, CFSI Smelter Reference List and the CFSP-compliant Smelter List. Since 2015, China Mobile has compared the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the CFSP-compliant Smelter List to identify the smelters and refiners that had not received a “conflict free” designation from CFSP and followed up with the suppliers to obtain further information on the identified smelters and refiners.

c.	Pursuant to its Policy for a Responsible Supply chain of Conflict Minerals and its guidelines for conflict minerals due diligence procedures, China Mobile plans to adopt a risk management plan combining a number of measures, such as temporarily suspending trade in order to achieve measurable risk mitigation, terminating its relationship with a supplier after risk mitigation attempts fail or where risk mitigation is not feasible, and terminating as soon as commercially practicable a procurement plan if China Mobile becomes aware of any procured material containing conflict minerals originated from Covered Countries.

d.	China Mobile has obtained an independent private sector audit of this report, in accordance with the Conflict Minerals Rule.

(iv)	Carry out independent third party audit of supply chain due diligence at identified points in the supply chain:

a.	As a downstream supplier of finished products, China Mobile has no direct commercial relationships with smelters. In addition, for production completed during the Reporting Period, China Mobile did not receive sufficient information from its direct suppliers regarding the identity of smelters from which the minerals were derived.

b.	China Mobile intends to participate in relevant industry groups to accumulate knowledge on and improve industry best practices on supply chain due diligence.

(v)	Report annually on supply chain due diligence:

a.	China Mobile is reporting annually on its supply chain due diligence by preparing this Conflict Minerals Report to disclose the description of the measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in China Mobile’s products, as well as the results of China Mobile’s due diligence. This Conflict Minerals Report is available on China Mobile’s corporate website (http://www.chinamobileltd.com/en/ir/sec.php). The information contained in such website is not a part of this Form SD.

C.	Risk Mitigation Steps China Mobile Will Take

The due diligence process discussed above is an ongoing process. At this time, China Mobile intends to take the following actions to improve the due diligence conducted to further mitigate any risk that conflict minerals in Products necessary to the functionality or production of Products could benefit or finance armed groups in the Covered Countries.

(i)	China Mobile intends to participate in relevant industry groups to define and improve industry best practices and improve China Mobile’s influence and leverage over the supply chain in accordance with the OECD Guidance.

(ii)	China Mobile will continue to work with its direct suppliers and direct them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the content of the RCOI survey responses.

(iii)	China Mobile will communicate its policy regarding conflict minerals to its suppliers and will strive to incorporate such policy into future contract terms and specifications with its suppliers. China Mobile will also explain the procedures of its RCOI survey in the supplier meetings and request suppliers to cooperate with its effort to identify the source of the necessary conflict minerals.

III.	Product Description

Based on the due diligence efforts as described above in this report, China Mobile has determined the following Product to be “DRC conflict free” for the Reporting Period:

Product/Model	Description
CM101	Set-Top Box

The supplier of the Product listed above has identified the smelters and refiners in the supply chain that are sources of the necessary conflict minerals for the Product listed above. All of these smelters and refiners have received a “conflict free” designation from CFSP, and as a result of this finding, China Mobile came to its reasonable determination that the Product listed above is DRC conflict free.

China Mobile is unable to determine the source of the conflict minerals used in the following Products that it has contracted to be manufactured by third parties:

Product/Model	Description
A1	Mobile Phone
N1	Mobile Phone
N1 Max	Mobile Phone
CM421	In-ear Earphone

China Mobile’s efforts to determine the mine or location of origin with the greatest possible specificity are part of its due diligence, as described above in this report. Based on the information provided by suppliers, China Mobile believes that the facilities used to process the necessary conflict minerals in Products include the smelters and refiners listed in Annex I below.

Based on the due diligence efforts as described above in this report, China Mobile was not able to obtain sufficient information to conclusively determine the countries of origin of the necessary conflict minerals in its four Products mentioned above or whether such necessary conflict minerals are from recycled or scrap sources. However, based on the information provided by suppliers, China Mobile believes that the countries of origin of the necessary conflict minerals contained in its products include the countries listed in Annex II below, as well as recycled and scrap sources.

Annex I

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status[1]

Gold	Advanced Chemical Company	United States	Unknown

Gold	Aida Chemical Industries Co., Ltd.	Japan	Conflict-free

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conflict-free

Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Conflict-free

Gold	Argor-Heraeus SA	Switzerland	Conflict-free

Gold	Asahi Pretec Corporation	Japan	Conflict-free

Gold	Asahi Refining Canada Limited	Canada	Conflict-free

Gold	Asahi Refining USA Inc.	United States	Conflict-free

Gold	Asaka Riken Co., Ltd.	Japan	Conflict-free

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown

Gold	Aurubis AG	Germany	Conflict-free

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conflict-free

Gold	Boliden AB	Sweden	Conflict-free

Gold	C. Hafner GmbH + Co. KG	Germany	Conflict-free

Gold	Caridad	Mexico	Unknown

Gold	CCR Refinery – Glencore Canada Corporation	Canada	Conflict-free

Gold	Chimet S.p.A.	Italy	Conflict-free

Gold	Chugai Mining	Japan	Unknown

Gold	Daejin Indus Co. Ltd	Republic of Korea	Unknown

Gold	DaeryongENC	Republic of Korea	Unknown

Gold	Do Sung Corporation	Republic of Korea	Unknown

[1]	This categorization is based on the CFSP standards. All CFSP-compliant smelters or refiners are listed here as conflict-free.

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Gold	Dowa	Japan	Conflict-free

Gold	Eco-System Recycling Co., Ltd.	Japan	Conflict-free

Gold	Elemetal Refining, LLC	United States	Conflict-free

Gold	FSE Novosibirsk Refinery	Russia	Unknown

Gold	Heimerle + Meule GmbH	Germany	Conflict-free

Gold	Heraeus Germany	Germany	Unknown

Gold	Heraeus Ltd. Hong Kong	China	Conflict-free

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conflict-free

Gold	Hwasung CJ Co. Ltd	Republic of Korea	Unknown

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Conflict-free

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict-free

Gold	Istanbul Gold Refinery	Turkey	Conflict-free

Gold	Johnson Matthey Inc	United States	Unknown

Gold	Johnson Matthey Limited	Canada	Unknown

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict-free

Gold	Kennecott Utah Copper LLC	United States	Conflict-free

Gold	Kojima Chemicals Co., Ltd.	Japan	Conflict-free

Gold	Korea Metal Co. Ltd	Republic of Korea	Unknown

Gold	LS-NIKKO Copper Inc.	Republic of Korea	Conflict-free

Gold	Materion	United States	Conflict-free

Gold	Matsuda Sangyo Co., Ltd.	Japan	Conflict-free

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conflict-free

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conflict-free

Gold	Metalor Technologies (Suzhou) Ltd.	China	Unknown

Gold	Metalor Technologies SA	Switzerland	Conflict-free

Gold	Metalor USA Refining Corporation	United States	Conflict-free

Gold	Mitsubishi Materials Corporation	Japan	Conflict-free

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-free

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Conflict-free

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown

Gold	Nihon Material Co. LTD	Japan	Unknown

Gold	Ohio Precious Metals LLC.	United States	Unknown

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conflict-free

Gold	PAMP SA	Switzerland	Conflict-free

Gold	Pan Pacific Copper Co. LTD	Japan	Unknown

Gold	PX Précinox SA	Switzerland	Conflict-free

Gold	Rand Refinery (Pty) Ltd.	South africa	Conflict-free

Gold	Republic Metals Corporation	United States	Conflict-free

Gold	Royal Canadian Mint	Canada	Conflict-free

Gold	Sabin Metal Corp.	United States	Unknown

Gold	SAMWON METALS Corp.	Republic of Korea	Unknown

Gold	SEMPSA Joyería Platería SA	Spain	Conflict-free

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conflict-free

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Gold	Solar Applied Materials Technology Corp.	Taiwan	Conflict-free

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conflict-free

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conflict-free

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conflict-free

Gold	Tokuriki Honten Co., Ltd	Japan	Conflict-free

Gold	Torecom	Republic of Korea	Unknown

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Conflict-free

Gold	United Precious Metal Refining, Inc.	United States	Conflict-free

Gold	Valcambi SA	Switzerland	Conflict-free

Gold	Western Australian Mint trading as The Perth Mint	Australia	Conflict-free

Gold	Xstrata Canada Corporation	Canada	Unknown

Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Conflict-free

Gold	Yokohama Metal Co., Ltd.	Japan	Conflict-free

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict-free

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Conflict-free

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conflict-free

Tantalum	Conghua Tantalum and Niobium Smeltry	China	Conflict-free

Tantalum	Exotech Inc.	United States	Conflict-free

Tantalum	F&X	China	Unknown

Tantalum	F&X Electro-Materials Ltd.	China	Conflict-free

Tantalum	Global Advanced Metals	United States	Unknown

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tantalum	Global Advanced Metals Boyertown	United States	Conflict-free

Tantalum	H.C. Starck Co., Ltd.	Thailand	Conflict-free

Tantalum	H.C. Starck GmbH	Germany	Unknown

Tantalum	H.C. Starck GmbH Goslar	Germany	Conflict-free

Tantalum	H.C. Starck GmbH Laufenburg	Germany	Conflict-free

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conflict-free

Tantalum	H.C. Starck Inc.	United States	Conflict-free

Tantalum	H.C. Starck Ltd.	Japan	Conflict-free

Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	Conflict-free

Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Conflict-free

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conflict-free

Tantalum	Mitsui Mining & Smelting	Japan	Conflict-free

Tantalum	Molycorp Silmet A.S.	Estonia	Conflict-free

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict-free

Tantalum	Plansee SE Liezen	Austria	Conflict-free

Tantalum	Plansee SE Reutte	Austria	Conflict-free

Tantalum	Solikamsk Magnesium Works OAO	Russia	Conflict-free

Tantalum	Taki Chemicals	Japan	Conflict-free

Tantalum	Ulba	Kazakhstan	Unknown

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conflict-free

Tantalum	Zhuzhou Cemented Carbide	China	Conflict-free

Tin	Alpha	United States	Conflict-free

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown

Tin	China Tin Group Co., Ltd.	China	Conflict-free

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Unknown

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tin	Cookson	United States	Unknown

Tin	Cooper Santa	Brazil	Unknown

Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Conflict-free

Tin	CV Duta Putra Bangka	Indonesia	Unknown

Tin	CV JusTindo	Indonesia	Unknown

Tin	CV Makmur Jaya	Indonesia	Unknown

Tin	CV Nurjanah	Indonesia	Unknown

Tin	CV Serumpun Sebalai	Indonesia	Conflict-free

Tin	CV United Smelting	Indonesia	Conflict-free

Tin	CV Venus Inti Perkasa	Indonesia	Conflict-free

Tin	Dowa	Japan	Conflict-free

Tin	Elmet S.L.U. (Metallo Group)	Spain	Conflict-free

Tin	EM Vinto	Bolivia	Conflict-free

Tin	Fenix Metals	Poland	Conflict-free

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conflict-free

Tin	Gejiu Zi-Li	China	Unknown

Tin	Huichang Jinshunda Tin Co. Ltd	China	Unknown

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conflict-free

Tin	Jiangxi Nanshan	China	Unknown

Tin	Linwu Xianggui Smelter Co	China	Unknown

Tin	Liuzhou China Tin	China	Unknown

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conflict-free

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conflict-free

Tin	Metallo Chimique	Belgium	Unknown

Tin	Metallo-Chimique N.V.	Belgium	Conflict-free

Tin	Mineração Taboca S.A.	Brazil	Conflict-free

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tin	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown

Tin	Minsur	Peru	Conflict-free

Tin	Mitsubishi Materials Corporation	Japan	Conflict-free

Tin	Novosibirsk Integrated Tin Works	Russia	Unknown

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conflict-free

Tin	OMSA	Bolivia	Unknown

Tin	Operaciones Metalurgical S.A.	Bolivia	Conflict-free

Tin	PT Alam Lestari Kencana	Indonesia	Unknown

Tin	PT Aries Kencana Sejahtera	Indonesia	Conflict-free

Tin	PT Artha Cipta Langgeng	Indonesia	Conflict-free

Tin	PT Babel Inti Perkasa	Indonesia	Conflict-free

Tin	PT Babel Surya Alam Lestari	Indonesia	Unknown

Tin	PT Bangka Kudai Tin	Indonesia	Unknown

Tin	PT Bangka Putra Karya	Indonesia	Unknown

Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown

Tin	PT Bangka Tin Industry	Indonesia	Conflict-free

Tin	PT Belitung Industri Sejahtera	Indonesia	Conflict-free

Tin	PT BilliTin Makmur Lestari	Indonesia	Conflict-free

Tin	PT Bukit Timah	Indonesia	Conflict-free

Tin	PT DS Jaya Abadi	Indonesia	Conflict-free

Tin	PT Eunindo Usaha Mandiri	Indonesia	Conflict-free

Tin	PT Fang Di MulTindo	Indonesia	Unknown

Tin	PT Inti Stania Prima	Indonesia	Conflict-free

Tin	PT Justindo	Indonesia	Conflict-free

Tin	PT Mitra Stania Prima	Indonesia	Conflict-free

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tin	PT Panca Mega Persada	Indonesia	Conflict-free

Tin	PT Prima Timah Utama	Indonesia	Conflict-free

Tin	PT Refined Bangka Tin	Indonesia	Conflict-free

Tin	PT Sariwiguna Binasentosa	Indonesia	Conflict-free

Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict-free

Tin	PT Sumber Jaya Indah	Indonesia	Conflict-free

Tin	PT Tambang Timah	Indonesia	Unknown

Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conflict-free

Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conflict-free

Tin	PT Timah Nusantara	Indonesia	Unknown

Tin	PT Tinindo Inter Nusa	Indonesia	Conflict-free

Tin	PT Wahana Perkit Jaya	Indonesia	Conflict-free

Tin	PT Yinchendo Mining Industry	Indonesia	Unknown

Tin	Rui Da Hung	Taiwan	Conflict-free

Tin	Soft Metais Ltda.	Brazil	Conflict-free

Tin	Thaisarco	Thailand	Conflict-free

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conflict-free

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Unknown

Tin	Yunnan Tin Company Limited	China	Conflict-free

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conflict-free

Tungsten	ATI Tungsten Materials	United States	Unknown

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China	Unknown

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conflict-free

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tungsten	China Minmetals Nonferrous Metals Co Ltd	China	Unknown

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conflict-free

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conflict-free

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China	Unknown

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conflict-free

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict-free

Tungsten	Ganzhou sinda W&Mo Co.,Ltd	China	Unknown

Tungsten	Global Tungsten & Powders Corp.	United States	Conflict-free

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conflict-free

Tungsten	H.C. Starck GmbH	Germany	Conflict-free

Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Conflict-free

Tungsten	H.C. Starck GmbH Goslar	Germany	Unknown

Tungsten	Hunan Chenzhou Mining Group Co	China	Unknown

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conflict-free

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	Unknown

Tungsten	Japan New Metals Co., Ltd.	Japan	Conflict-free

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Unknown

Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China	Unknown

METAL	SMELTER OR REFINER NAME	LOCATION OF FACILITY	CONFLICT-FREE Status

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Unknown

Tungsten	Kennametal Huntsville	United States	Conflict-free

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conflict-free

Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan	Unknown

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conflict-free

Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conflict-free

Tungsten	Wolfram Company CJSC	Russia	Unknown

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conflict-free

Tungsten	Xiamen Tungsten Co., Ltd.	China	Conflict-free

Tungsten	Zhuzhou Cemented Carbide	China	Unknown

Annex II

China	Switzerland

Taiwan	Australia

United States	South Africa

Canada	Russia

Japan	Spain

Indonesia	Portugal

Bolivia	Ethiopia

Brazil	Republic of Korea

Thailand	Chile

Peru	Malaysia

IV.	Independent Private Sector Audit

China Mobile obtained an independent private sector audit of this report by Ernst & Young Hua Ming LLP, which is set forth as Exhibit A to this report.

Exhibit A

Report of Independent Accountants

Board of Directors and Stockholders of China Mobile Limited

We have examined whether the design of China Mobile Limited’s (the “Company”) due diligence framework as set forth in the Design of Due Diligence section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and whether the Company’s description of the due diligence measures it performed, as set forth in the Due Diligence Measures section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence, the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination. Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance

•	The completeness of the Company’s description of the due diligence measures performed

•	The suitability of the design or operating effectiveness of the Company’s due diligence process

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework as set forth in the Design of Due Diligence section and the Company’s description of the due diligence measures it performed, as set forth in Due Diligence Measures section referenced in the first paragraph above.

In our opinion, the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the Design of Due Diligence section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and the Company’s description of the due diligence measures it performed as set forth in the Design of Due Diligence section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook based on the criteria.

/s/ Ernst & Young Hua Ming LLP

Beijing, P.R.C.

May 26, 2016